UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934

November 9, 2004

(Date of earliest event reported)

OGE ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Oklahoma	1-12579	73-1481638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321

(Address of principal executive offices, including zip code)

(405) 553-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On November 9, 2004, OGE Energy Corp., an Oklahoma corporation (the “Company”) entered into a Purchase Agreement and filed on November 10, 2004, with the Securities and Exchange Commission, a prospectus supplement relating to $100,000,000 in aggregate principal amount of its 5.00% Senior Notes, Series due November 15, 2014 (the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration on Form S-3 (File No. 333-118848).

Attached as Exhibit 1.01 is the Purchase Agreement dated November 9, 2004 among the Company and Citigroup Global Markets Inc., Lehman Brothers Inc., and Greenwich Capital Markets, Inc., on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes.

Attached as Exhibit 4.01 is the Indenture dated as of November 1, 2004 between the Company and UMB Bank, N.A., as trustee.

Attached as Exhibit 4.02 is the Supplemental Indenture No. 1 dated as of November 9, 2004 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

Attached as Exhibit 12.01 is the calculation of the ratio of earnings to fixed charges.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.01

Purchase Agreement, dated November 9, 2004 between OGE Energy Corp. and Citigroup Global Markets Inc., Lehman Brothers Inc., and Greenwich Capital Markets, Inc., on behalf of themselves and the other underwriters named therein relating to $100,000,000 of 5.00% Senior Notes, Series due November 15, 2014 (the “Senior Notes”).

4.01	Indenture dated as of November 1, 2004 between OGE Energy Corp. and UMB Bank, N.A., as trustee.

4.02	Supplemental Indenture No. 1 dated as of November 9, 2004 between OGE Energy Corp. and UMB Bank, N.A., as trustee, creating the Senior Notes.

12.01	Calculation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By	/s/	Donald R. Rowlett
Donald R. Rowlett
Vice President and Controller

(On behalf of the registrant and in his capacity as Chief Accounting Officer)

November 12, 2004